Exhibit 10.6

FIRST AMENDMENT TO MASTER SECURITY AGREEMENT

This First Amendment to Master Security Agreement (this “Amendment”) is made as of the 26th day of May, 2016 between Webster Bank, National Association (“Secured Party”) and Achillion Pharmaceuticals, Inc. (“Debtor”).

WHEREAS, Secured Party and Debtor entered into that certain Master Security Agreement dated as of October 3, 2014 (the “Agreement”); and

WHEREAS, Secured Party and Debtor desire to amend the Agreement in certain respects and to ratify and confirm the portions of the Agreement that are not being amended by this Amendment.

NOW THEREFORE, in consideration of the foregoing and the mutual covenants set forth below and intending to be legally bound, the parties hereby agree as follows:

(1) Amendments to Agreement.

(a) Section 1(a) of the Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Equipment Loan Advances. Between October 3, 2014 and the Amendment Effective Date (defined below), Secured Party made Equipment Loan Advances (defined below) to Debtor in the aggregate amount of THREE HUNDRED NINETY NINE THOUSAND EIGHT HUNDRED SEVENTY SEVEN and 00/100 Dollars ($399,877.00) (the “Existing Advances”). Subject to the terms and conditions set forth in this Agreement, Secured Party agrees to make additional advances for the purchase of Eligible Equipment (defined below) (each an “Equipment Loan Advance” and collectively, the “Equipment Loan Advances”) to Debtor from time to time on any business day during the period from October 3, 2014 up to and including May 26, 2017 (the “Drawdown Period”); provided, however, that at no time shall the aggregate amount of all Equipment Loan Advances (including the Existing Advances) exceed the lesser of (i) one hundred percent (100%) of the documented cost of the Eligible Equipment and (ii) ONE MILLION THREE HUNDRED NINETY NINE THOUSAND EIGHT HUNDRED SEVENTY SEVEN and 00/100 DOLLARS ($1,399,877.00) (the “Committed Amount”). “Eligible Equipment” for the purposes of this Agreement includes new laboratory equipment excluding shipping costs, taxes, installation costs and other soft costs. Notwithstanding anything to the contrary contained in this Agreement, (i) any and all Equipment Loan Advances must be made no later than one hundred twenty (120) days after Debtor’s purchase of Eligible Equipment, (ii) each Equipment Loan Advance must be equal to or greater than $50,000; (iii) the Equipment Loan Advances are limited to two (2) on or after the date on which that certain First Amendment to Master Security Agreement by and between Debtor and Secured Party is executed (the

“Amendment Effective Date”) and (iv) any Equipment Loan Advance must be made within twelve (12) months from the Amendment Effective Date. Any amounts repaid with respect to any Equipment Loan Advance may not be reborrowed.”

(b) Exhibit A to the Agreement is hereby deleted and replaced with Exhibit A attached hereto and incorporated herein.

(2) Origination Fee. In consideration for Secured Party extending the Drawdown Period and extending additional credit accommodations to Debtor pursuant to this Amendment, Debtor shall remit to Secured Party on the date hereof an origination fee in the amount of Ten Thousand and 00/100 Dollars ($10,000.00).

(3) Ratification of Original Agreement. Except as expressly amended hereby, the Agreement shall remain in full force and effect, and is hereby ratified and confirmed in all respects.

(4) Material Adverse Change. Secured Party’s obligation to enter into this Amendment shall terminate if, in Secured Party’s sole discretion, there has been a material adverse change in the general affairs, management, results, operations, condition (financial or otherwise) of Debtor, whether or not arising from transactions in the ordinary course of business, or if there has been any material adverse deviation by Debtor from the business plan of Debtor presented to and accepted by Secured Party prior to the execution of this Amendment.

(5) Miscellaneous.

(a) Successors and Assigns. This Amendment shall inure to the benefit of and shall be binding upon the parties hereto and their respective successors and assigns.

(b) Severability. If any provision of this Amendment shall be held invalid or unenforceable by any court of competent jurisdiction, such holding shall not invalidate or render unenforceable any other provision hereof.

(c) Modifications in Writing. Amendments or modifications of any provision of this Amendment (including this paragraph) or any documents delivered in connection herewith shall in no event be effective unless the same shall be in writing and signed by the party against whom enforcement is sought.

(d) Execution and Counterparts. This Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute one and the same document.

(e) Captions. The captions and headings in this Amendment are for convenience only and do not define, limit or describe the intent of any provisions hereof.

(f) Definitions. Capitalized terms used herein, but not otherwise defined herein shall have the meanings given to them in the Agreement.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment to Master Security Agreement by signature of their respective authorized representative set forth below.

Webster Bank, National Association		Achillion Pharmaceuticals, Inc.

By:	/s/ George Sims	By:	/s/ Mary Kay Fenton
Name:	George Sims	Name:	Mary Kay Fenton
Title:	Vice President	Title:	Executive Vice President & Chief Financial Officer

Exhibit A

Form of Promissory Note

PROMISSORY NOTE

(Date)

FOR VALUE RECEIVED, Achillion Pharmaceuticals, Inc. a Delaware corporation located at the address stated below (“Maker”) promises to pay to the order of Webster Bank, National Association or any subsequent holder hereof (each, a “Payee”) at its office located at 80 Elm Street, New Haven, CT 06510 or at such other place as Payee or the holder hereof may designate, the principal sum of             Dollars ($            ), pursuant to that certain Master Security Agreement (“MSA”) by and between Webster Bank, National Association and Achillion Pharmaceuticals, Inc., dated as of October 3, 2014, as amended, restated, amended and restated, supplemented or otherwise modified and in effect from time to time, together with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of [the Three Year FHLB Classic Advance Rate (as published on the FHLB website on the date any Equipment Loan Advance is made) plus 475 basis points] percent (            %) per annum, to be paid in lawful money of the United States, in thirty-six (36) consecutive monthly installments of principal and interest as follows:

Periodic

Installment                     Amount

each a “Periodic Installment” and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on             and the following Periodic Installments and the final installment shall be due and payable on the first day of each succeeding month (each, a “Payment Date”). The Periodic Installments have been calculated on the basis of a 360 and actual number of days elapsed. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

All terms and conditions of the MSA are incorporated herein, except that in the event there are any conflicting terms and conditions, the terms and conditions of this Promissory Note (this “Note”) shall prevail. Capitalized terms used herein but not defined shall have the meaning ascribed thereto in the MSA.

The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee’s right to receive payment in full at such time or at any prior or subsequent time.

The Maker hereby expressly authorizes the Payee to insert the date value as actually given in the blank space on the face hereof and on all related documents pertaining hereto.

This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a “Security Agreement”).

Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

The Maker may prepay its indebtedness hereunder, subject to a yield maintenance fee computed as follows. The current rate at the time of the prepayment for US Treasury Bills with a maturity date closest to the maturity date of this Note shall be subtracted from the interest rate in effect at the time of the prepayment. If the result is zero or negative, there shall be no yield maintenance fee. If the result is a positive number, then the resulting percentage shall be multiplied by the amount of the principal balance being repaid, divided by 360 and multiplied by the number of days remaining to the maturity date of this Note. Said amount shall be reduced to present value by using the above-referenced US Treasury Bill rate and the number of days remaining to the maturity date of the term of this Note as of the date of repayment. The resulting amount is the yield maintenance fee.

It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security

Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an “Obligor”) who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions of time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee’s actual attorneys’ fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF

THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

This Note, the MSA, and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

[Signature page follows.]

IN WITNESS WHEREOF, the Maker has caused this Note to be duly executed as of the date first written above.

Achillion Pharmaceuticals, Inc.

By:
(Witness)
Name:
(Print name)
Title:
(Address)
Federal Tax ID #:

Address: 300 George Street, New Haven, New Haven County, CT 06511

Webster Bank, N.A. 157 Church Street 20th Floor New Haven, CT 06510 WebsterBank.com

July 11, 2017

Mary Kay Fenton, EVP & CFO

Achillion Pharmaceuticals, Inc.

300 George Street

New Haven, CT 06511

Re: Draw Period Extension

Please be advised that the draw period for the credit facility has been extended to May 28, 2018. Other than the extension of the draw period, there are no other changes to the terms and conditions for the credit facility. Please acknowledge your concurrence by signing below and returning to my attention.

Webster Bank, NA		Achillion Pharmaceuticals, Inc.

By:	/s/ George G. Sims	By:	/s/ Mary Kay Fenton
Name:	George G. Sims	Name:	Mary Kay Fenton
Title:	Senior Vice President	Title:	EVP & CFO